SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

PERSONNEL GROUP OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13956	56-1930691

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Five LakePointe Plaza, 2nd Floor
2709 Water Ridge Parkway
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)
(Zip Code)

(704) 442-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable

     (c)  The following exhibits are filed as part of this report.

     Exhibit 99.1 – Press release dated April 15, 2003

Item 9. Regulation FD Disclosure.

     On April 15, 2003, Personnel Group of America, Inc. (the “Company”) issued a press release announcing the completion of a comprehensive financial restructuring with its senior lenders and the holders of approximately $109.7 million of the outstanding 5 3/4 % Subordinated Convertible Notes due 2004 in which it reduced its outstanding indebtedness by more than $120.0 million in the aggregate and issued a significant number of new shares of capital stock to the participating noteholders in a privately negotiated exchange transaction.

     A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2003

PERSONNEL GROUP OF AMERICA, INC.

	By:	/s/ Ken R. Bramlett, Jr.

Ken R. Bramlett, Jr.
Senior Vice President

Exhibit Index

Exhibit	Exhibit No.

Press release dated April 15, 2003	99.1